Exhibit 99.1

Biocept Appoints Timothy C. Kennedy as Chief Financial Officer and Senior Vice President of Operations

SAN DIEGO (July 27, 2016) — Biocept, Inc. (NASDAQ:BIOC), a molecular diagnostics company commercializing and developing biomarkers to improve the detection and treatment of cancer, announces the appointment of Timothy C. Kennedy as Chief Financial Officer and Senior Vice President of Operations, effective immediately. Mr. Kennedy brings to Biocept more than 30 years of financial and operational leadership experience, including over 25 years in the clinical diagnostics industry. He succeeds Mark Foletta, who has served as Interim CFO since August 2015 and will remain as a consultant to the Company, beginning in September 2016.

“Tim’s relevant experience with rapidly growing diagnostics laboratories makes him ideal to lead the financial and operational functions at Biocept,” said Michael Nall, President and Chief Executive Officer of Biocept. “His proven ability to develop strong operating infrastructures and his expertise in strategic financial planning, productivity enhancement, billing processes and revenue cycle management will be invaluable as we continue to build upon our leadership position in the liquid biopsy segment and leverage our multiple product offerings including the development of Target Selector™ liquid biopsy kits. All of us at Biocept extend a warm welcome to Tim.”

“I am delighted to join a company at the forefront of the emerging liquid biopsy market that is making rapid progress toward improving the standard of care,” said Mr. Kennedy. “I look forward to leveraging my financial and operational experience in the dynamic diagnostic laboratory environment to support Biocept’s continued growth and commercialization of its proprietary liquid biopsy testing services.”

Mr. Nall added, “We were indeed fortunate to have had Mark Foletta serve as Interim CFO over the past year and have greatly benefitted from his financial insight and dedication. We are pleased that Mark will actively participate in the CFO transition and continue to advise us going forward as a consultant to the Company.”

From 2013 to July 2016, Mr. Kennedy served as Chief Financial Officer of Millennium Health, a privately held leading urine drug testing and pharmacogenetics laboratory company. While at Millennium Health, he was an integral part of securing $1.825 billion of financing and taking Millennium Health through a $2.1 billion restructuring. From 2008 to 2012, Mr. Kennedy was Chief Financial Officer and General Manager of PLUS Diagnostics, a urology, gastroenterology and oncology lab. During his tenure at PLUS Diagnostics, the company was transformed from a small regional lab into a national anatomic pathology leader, culminating in a sale to Miraca Life Sciences, which then became the largest independent pathology company in the United States. From 1997 to 2008, Mr. Kennedy held an ownership position in Diagnostic Imaging Management, a multi-site imaging company that expanded from 12 to 33 free-standing centers across the United States. From 1988 to 1997, he held a number of management positions, including Head of Finance, with National Health Laboratories, the predecessor to LabCorp. In his role as Head of Finance, he was instrumental in completing over 50 acquisitions as well as the merger with Roche Biomedical Labs to form LabCorp in 1995. Mr. Kennedy serves on the Board of Directors for MyCircle Health, a data services company that helps patients with chronic health conditions measure, evaluate, control and communicate daily test results to their healthcare providers and physicians. Mr. Kennedy holds a bachelor’s degree in Business - Accounting/Information Technology from Keane University.

In connection with the hiring of Mr. Kennedy, Biocept’s Board of Directors approved the grant of the following inducement awards to Mr. Kennedy: (i) a time-based stock option to purchase 200,000 shares of Biocept common stock, (ii) a performance-based stock option to purchase 100,000 shares of Biocept common stock and (iii) a restricted stock unit award covering 75,000 shares of Biocept common stock. The awards will be granted on July 29, 2016, in accordance with Biocept’s general practice. The stock options will have an exercise price per share equal to the closing price of Biocept’s common stock on July 29, 2016. The stock options will be non-qualified stock options and will each have a 10-year term. The time-based stock option will vest over four years, with 25% of the shares subject to the option vesting on the one-year anniversary of the commencement of Mr. Kennedy’s employment with Biocept and the remainder of the shares vesting in equal monthly installments over the following three years, subject to Mr. Kennedy’s continued service with Biocept through the applicable vesting dates. The performance-based stock option will vest in full upon Biocept’s achievement of corporate goals for 2016 and the consummation of a specified financing transaction, and the restricted stock unit award will vest in full on the one-year anniversary of the commencement of Mr. Kennedy’s employment, in each case, subject to Mr. Kennedy’s continued service with Biocept through the applicable vesting date or event. The vesting of the time-based stock option and the restricted stock unit award are subject to acceleration under certain circumstances as provided in Mr. Kennedy’s employment agreement. The awards are subject to the terms and conditions of Biocept’s 2013 Amended and Restated Equity Incentive Plan, as amended, and the award agreements pursuant to which each award is granted.

Each of the stock awards described above is granted as an inducement material to Mr. Kennedy entering into employment with Biocept in accordance with NASDAQ Listing Rule 5635(c)(4).

About Biocept

Biocept, Inc. is a molecular diagnostics company with commercialized assays for lung, breast, gastric, colorectal and prostate cancers, and melanoma. The Company uses its proprietary liquid biopsy technology to provide physicians with information for treating and monitoring patients diagnosed with cancer. The Company’s patented Target Selector™ liquid biopsy technology platform captures and analyzes tumor-associated molecular markers in both circulating tumor cells (CTCs) and in plasma (ctDNA). With thousands of tests performed, the platform has demonstrated the ability to identify cancer mutations and alterations to inform physicians about a patient’s disease and therapeutic options. For additional information, please visit www.biocept.com.

Forward-Looking Statements Disclaimer Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements as to our ability to improve the detection and treatment of cancer, the role of androgen receptor expression in personalized medicine and its prognostic and predictive value, our impact on diagnostic strategies, our ability to enhance individual cancer treatments and planned future offerings, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our Securities and Exchange Commission (SEC) filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC’s website located at www.sec.gov.

Investor Contact	Media Contact
LHA	Trevelino/Keller
Jody Cain	Colleen Murphy
Jcain@lhai.com	cmurphy@trevelinokeller.com
310-691-7100	404-214-0722, Ext. 109

2